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                                                                    Exhibit 23.6


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-1) and related prospectus of Internet Capital Group, Inc. for the registration of convertible subordinated notes due 2004 of our report dated March 11, 1999, except for Note 1 as to which the date is April 1, 1999 with respect to the financial statements of ComputerJobs.com, Inc. included in the Registration Statement (No. 333-91447) on Form S-1 of Internet Capital Group, Inc. filed with the Securities and Exchange Commission.


                                                     ERNST & YOUNG LLP

Atlanta, Georgia
December 14, 1999